UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GNRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 16, 2026, Generac Holdings Inc. (the “Company”) and Amazon.com, Inc. (“Amazon”) entered into a Transaction Agreement (the “Transaction Agreement”), under which the Company issued to Amazon.com NV Investment Holdings LLC, a wholly-owned subsidiary of Amazon (“Holdings”), a warrant (the “Warrant”) to acquire up to 1,693,745 shares of common stock of the Company (the “Warrant Shares”) at an exercise price of $200.9266 per share. 307,954 Warrant Shares vested immediately with the remaining balance vesting over the term of the Warrant in multiple tranches contingent upon aggregate gross payments, net of certain offsets, received by the Company and its global affiliates from or on behalf of Amazon and its affiliates for backup power generators for Amazon data centers, up to a total of $8 billion. On the date of issuance, the Company and Amazon executed a long-term supply agreement. Initial deliveries of backup generators are expected to total $2.4 billion in 2027 and 2028. Subject to vesting and certain conditions in the Warrant and the Transaction Agreement, the Warrant may be exercised, in whole or in part, through either a cash exercise or a cashless exercise at the election of Holdings on or before September 16, 2033. The exercise price and the number of Warrant Shares are subject to anti-dilution adjustments. The Company has granted registration rights with respect to the Warrant Shares.

The Warrant was issued, and the Warrant Shares are expected to be issued, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

The foregoing summaries of the Warrant and the Transaction Agreement are qualified in their entirety by reference to the Warrant, which is filed as Exhibit 4.1 hereto, and the Transaction Agreement, which is filed as Exhibit 10.1 hereto, each of which is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

The information under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Warrant is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1*	Warrant to Purchase Common Stock, dated as of September 16, 2026, by and between Generac Holdings Inc. and Amazon.com NV Investment Holdings LLC.

10.1*	Transaction Agreement, dated as of September 16, 2026, by and between Generac Holdings Inc. and Amazon.com, Inc.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*Certain portions of this document have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to promptly furnish to the SEC an unredacted copy of the document upon request of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 16, 2026		GENERAC HOLDINGS INC.

	By:	/s/ Raj Kanuru
Raj Kanuru
EVP, General Counsel & Secretary

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